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                        POWER CONTROL TECHNOLOGIES INC.
                            1997 STOCK OPTION PLAN


1.       PURPOSE

         This Power Control Technologies Inc. 1997 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees, directors and consultants of Power Control Technologies Inc. (the "Company") and Affiliate Corporations (as defined in Section 2(a)), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and consultants to remain in the employ or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted pursuant to Section 6 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Stock appreciation rights ("Rights") related to stock options granted under the Plan ("Options"), and Rights that are not related to Options, may be granted under the Plan, as hereinafter set forth.

2.       DEFINITIONS

         As used in the Plan, the following words and phrases shall have the meanings indicated:

         (a) "Affiliate Corporation" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company.

         (b) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason


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of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (c) "Fair Market Value" per share as of a particular date shall mean
(i) the closing price per share of Common Stock (as defined in Section 5) on a national securities exchange or on the NASDAQ stock market for the last preceding date on which there was a sale of Common Stock on such exchange, or
(ii) if the shares of Common Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market or
(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

         (d) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (e) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of such corporations (other than the last corporation in an unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (f) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the


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total combined voting power of all classes of stock of the Company or of its
Parent or Subsidiary Corporations.

3.       ADMINISTRATION

         Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board shall also have the authority, in its discretion, to grant Options and Rights under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described herein, shall be referred to as the "Committee."

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and Rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options, if any, shall be accompanied by Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and Award Agreements (which need not be identical) entered into in connection with Options and Rights granted under the Plan; and to make all other determinations deemed necessary or advis-


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able for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.



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4.       ELIGIBILITY

         Options or Rights, or both, may be granted to key employees (including, without limitation, officers) and directors (whether or not such directors are employees) of, or consultants to, the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options and Rights shall be granted and the number of shares to be covered by each Option and any Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option or a Right has been granted hereunder is sometimes referred to herein as an "Optionee."

         An Optionee shall be eligible to receive more than one grant of an Option or Rights during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.       STOCK

         The stock subject to Options and Rights hereunder shall be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock with respect to which Options and Rights may be granted from time to time under the Stock Plan shall not exceed 1,000,000. No person may be granted Options or Rights under the Plan during any calendar year with respect to more than 600,000 shares of Common Stock. The limitations established by the preceding two sentences shall be subject to adjustment as provided in Section 8(h).



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6.       INCENTIVE STOCK OPTIONS

         Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 8.

         (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under the Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

         (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.       NONQUALIFIED STOCK OPTIONS

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8.

8.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement ("Option Agreement") between the Company and the Optionee, which shall comply with and be subject to the following terms and conditions:


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         (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

         (b) Option Price. Each Option Agreement shall state the Option Price per share of Common Stock, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(h).

         (c) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to the Option Price or in a combination of cash and such shares, and may be effected in whole or in part with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

         (d) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten
(10) years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Section 8(e) and 8(f). An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written


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notice of such exercise to the Company; provided, however, that an Option may not be exercised at any time as to fewer than 100 shares (or such number as to which the Option is then exercisable if such number of shares is less than
100).

         (e) Termination of Employment or Service. Except as provided in this
Section 8(e) and in Section 8(f), an Option may not be exercised unless the Optionee is then in the employ of, or a director of, or a consultant to (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies or a Parent Corporation or Subsidiary Corporation of the corporation described in clauses (1), (2) or (3) above in this Section 8(e) (any such corporation, an "Employer") and unless the Optionee has remained continuously employed or in service with an Employer since the date of grant of the Option. Unless otherwise determined by the Committee, in the event that the employment or service of an Optionee shall terminate other than by reason of death or Disability (and regardless of whether the Optionee is entitled to any contractual or severance payments with respect to such termination), then all Options of such Optionee that are not exercisable as of the date of such termination shall terminate as of the date of termination and all exercisable Options shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of three months immediately following the date of termination and shall terminate thereafter. Nothing in the Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of, or as a director of, or a consultant to an Employer or interfere in any way with the right of an Employer to terminate such employment or service at any time.

         (f) Death or Disability of Optionee. Unless otherwise determined by the Committee, if an Optionee shall die while employed by, or a director of, or a consultant to an Employer, or if the Optionee's employment or service shall terminate by reason of Disability, then all


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Options of such Optionee that are not exercisable as of the date of such death or termination by reason of Disability shall terminate as of the date of such death or termination by reason of Disability and all Options that are exercisable as of such date shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of one year immediately following the date of such death or termination by reason of Disability and shall terminate thereafter.

         (g) Nontransferability of Options. Unless otherwise determined by the Committee, the Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee.

         (h)         Effect of Certain Changes.

                  (1) If there is any change in the number of shares of Common Stock as a result of the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and Rights, the number of such shares covered by outstanding Options and Rights, and the price per share of such Options or the applicable market value of Rights shall be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (2) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be


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         deemed to be the Common Stock within the meaning of the Plan.

                  (3) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation Committee, whose determination shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (i) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(h).

         (j) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option's qualifying as an Incentive Stock Option, as the Committee shall deem advisable.



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9.       STOCK APPRECIATION RIGHTS

         (a) Grant and Exercise. Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

         A Related Right or applicable portion thereof granted with respect to any Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right immediately prior to such termination or exercise.

         A Related Right may be exercised in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

         (b) Terms and Conditions. Rights shall be subject to such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

                  (1) Related Rights shall be exercisable only at such time or times and to the extent that the


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         Options to which the Related Rights relate shall be exercisable in accordance with the provisions of Sections 6, 7 and 8 and this
         Section 9 of the Plan.

                  (2) Upon the exercise of a Related Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (3) Unless otherwise determined by the Committee, Related Rights shall be transferable only when and to the extent (and subject to the same restrictions) that the underlying Option would be transferable under Section 8(g) of the Plan.

                  (4) Upon an exercise of a Related Right, the Option or part thereof to which the Related Right relates shall terminate but the number of shares available for issuance set forth in Section 5 of the Plan shall be reduced only by the number of shares actually issued upon the exercise of such Related Right.

                  (5) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

                  (6) Each Free Standing Right granted pursuant to the Plan shall be evidenced by a written award agreement ("Award Agreement") between the Company and the recipient. Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant thereof.



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                  (7) The term of each Free Standing Right shall be fixed by the Committee.

                  (8) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement multiplied by the number of shares in respect of which such Right is being exercised, with the Committee having the right to determine the form of payment.

                  (9) Unless otherwise determined by the Committee, Free Standing Rights shall not be transferable otherwise than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the recipient, only by the recipient or by the guardian or legal representative of the recipient.

                  (10) In the event of the termination of employment or service of a recipient of a Free Standing Right or the death, disability or retirement of such recipient of a Free Standing Right, such Free Standing Right shall be exercisable to the same extent that an Option would have been exercisable in accordance with the provisions of Sections 8(e) and (f), in the event of the termination of employment or service or the death, disability or retirement of the Optionee.

10.      AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

         If the Committee shall so require as a condition of exercise, each Optionee shall agree that

                  (a) no later than the date of exercise of any Option or Right granted hereunder, the Optionee will pay to the Company or make ar-
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         rangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right; and

                  (b) the Company shall have the right, to the extent permitted or required by law, to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or Right.

11.      TERM OF PLAN

         Options and Rights may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

12.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 8, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Right previously granted, unless the written consent of the Optionee is obtained.

13.      EFFECTIVENESS; APPROVAL OF STOCKHOLDERS

         The Plan shall take effect upon its adoption by the Board or the Compensation Committee, but its effectiveness and the exercise of any Options or Rights shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.


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14.      EFFECT OF HEADINGS

         The section and subsection headings contained herein are for convenience only and shall not affect the construction of the Plan.

15.      COMPLIANCE WITH CERTAIN LAWS

         This Plan is intended to comply with the requirements of Section 162(m) of the Code and shall be interpreted accordingly.




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